As filed with the Securities and Exchange Commission on July 14, 2000

SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrants [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Worldwide DollarVest Fund, Inc.

P.O. Box 9011 Princeton, New Jersey 08543-9011

(Name of Registrants as Specified In Their Charters) SAME AS ABOVE

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WORLDWIDE DOLLARVEST FUND, INC.

Dear Stockholder:

You are being asked to consider a transaction involving your fund. The transaction is a Reorganization of similar funds in which Merrill Lynch Americas Income Fund, Inc. (“Americas Income”) will acquire Worldwide DollarVest Fund, Inc. (“Worldwide DollarVest”). The following chart outlines the Reorganization structure.

Surviving Fund	Acquired Fund

Merrill Lynch Americas Income Fund, Inc.	Worldwide DollarVest Fund, Inc.

On August 23, 2000, Worldwide DollarVest will hold an Annual Meeting of Stockholders for the purpose of considering the Reorganization as well as the election of Directors and ratification of the selection of independent auditors. The Reorganization must be approved by the stockholders of Worldwide DollarVest. A combined proxy statement and prospectus which provides information about the proposed Reorganization and about each Fund is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which Americas Income will acquire substantially all of the assets and assume substantially all of the liabilities of Worldwide DollarVest, and the separate existence of Worldwide DollarVest will cease. Each share of common stock of Worldwide DollarVest will be converted into the right to receive an equivalent dollar amount of Class A shares of Americas Income, as described in the combined proxy statement and prospectus.

The Board of Directors of Worldwide DollarVest has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials. The Board of Directors of Worldwide DollarVest also recommends that stockholders of Worldwide DollarVest vote FOR the Director nominees and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for Worldwide DollarVest.

The Reorganization is contingent upon the approval by stockholders of Americas Income of a proposal to amend the investment objective and policies of Americas Income. As proposed to be amended, the investment objective of Americas Income will be to provide a high level of current income, with a secondary objective of capital appreciation by investing in debt obligations of issuers located in emerging market countries. As amended, the investment objective of Americas Income is substantially similar to that of Worldwide DollarVest.

Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, you may take advantage of these voting options. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

Sincerely,

Ira P. Shapiro Secretary of Worldwide DollarVest Fund, Inc.

ENCLOSURE

Q.	Why am I receiving this proxy?
A.	As a stockholder of Worldwide DollarVest Fund, Inc. (“Worldwide DollarVest”) you are being asked to consider a transaction in which Merrill Lynch Americas Income Fund, Inc. (“Americas Income”) will acquire substantially all of the assets and assume substantially all of the liabilities of Worldwide DollarVest. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of Worldwide DollarVest’s stockholders.
You are also being asked to elect a Board of Directors for Worldwide DollarVest and to ratify the selection of independent auditors for Worldwide DollarVest.
Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?
A.	Americas Income will be the Surviving Fund. Worldwide DollarVest will be the Acquired Fund.
Q.	Will the Reorganization change my privileges as a stockholder?
A.	Your rights as a stockholder will change in a number of ways because you will now own shares of an open-end fund. For example, you will have fewer voting opportunities following the Reorganization, since Americas Income will not ordinarily hold stockholder meetings. Worldwide DollarVest is listed on the New York Stock Exchange (“NYSE”). NYSE rules require the Fund to hold an annual stockholder meeting. Americas Income is not NYSE listed and only holds stockholder meetings when required to by the Investment Company Act of 1940, as amended or by state law. For this reason, Americas Income does not typically hold annual stockholder meetings.
After the Reorganization, you will have access to various services that are often available to stockholders in an open-end investment company. These will include participation in an exchange privilege, which allows stockholders of Americas Income to exchange their shares for shares of certain other mutual funds advised by Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P., and the facility for stockholders to effect various transactions by telephone. You will also benefit from other services not previously offered to you as Worldwide DollarVest stockholders including an Automatic Investment Plan and a Systematic Withdrawal Plan.
Q.	How will the Reorganization benefit stockholders?
A.	Stockholders should consider the following:
•	After the Reorganization, Worldwide DollarVest’s stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and policies
•	After the Reorganization, stockholders in the Surviving Fund are expected to experience
•	greater efficiency and flexibility in portfolio management
•	shares that are redeemable and may be surrendered directly to Americas Income at net asset value
•	a lower aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than each individual Fund prior to the Reorganization
Q.	Will the Reorganization affect the dollar value of my investment?
A.	The dollar value of your investment will not change.
Q.	As an owner of shares of common stock of Worldwide DollarVest, will I own the same number of shares of common stock of Americas Income after the Reorganization as I currently own?
A.	No. You will receive shares of Class A common stock of Americas Income with the same aggregate net asset value as the shares of common stock of Worldwide DollarVest you own on the business day prior to the closing date of the Reorganization (the “Effective Date”). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on that date. For example, let us assume that you own 10 shares of common stock of Worldwide DollarVest. If the net asset value of that Fund’s common stock on the Effective Date is $6 per share, and the net asset value of the Class A common stock of Americas Income on the Effective Date is $12 per share, you will receive 5 shares of Class A common stock of Americas Income in the Reorganization. The aggregate net asset value of your investment will not change. (10 Worldwide DollarVest shares x $6 = $60; 5 Americas Income shares x $12 = $60).
Q.	Should I send in my stock certificates now?
A.	No. After the Reorganization is completed, we will send holders of common stock of Worldwide DollarVest written instructions for exchanging their stock certificates.

Q.	What are the tax consequences for stockholders?
A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.
Q.	Who will manage the Surviving Fund after the Reorganization?
A.	Merrill Lynch Investment Managers, L.P. serves as the investment adviser for Americas Income and will be the investment adviser of the Surviving Fund after the Reorganization. Fund Asset Management, L.P. an affiliate of Merrill Lynch Investment Managers, L.P., serves as the investment adviser for Worldwide DollarVest. The portfolio manager of Americas Income is Romualdo Roldan and after the Reorganization, he will serve as the portfolio manager of the Surviving Fund. Mr. Roldan has managed the portfolio of Americas Income since 1998. The portfolio manager of Worldwide DollarVest is Vincent T. Lathbury, III.
Q.	Are there any conditions to the Reorganization?
A.	The Reorganization is contingent upon the approval of stockholders of Americas Income of a proposal to amend the investment objectives and policies of Americas Income.
Q.	What will the name of the Surviving Fund be after the Reorganization?
A.	The Reorganization is contingent upon the approval of certain changes to the investment objective and policies of Americas Income. If Americas Income stockholders approve these changes, the Surviving Fund’s name will be changed to Merrill Lynch Emerging Markets Debt Fund, Inc.
Q.	Will there be a Stockholders’ Meeting?
A.	Yes, a Stockholders’ Meeting for Worldwide DollarVest will be held on August 23, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at 10:00 a.m.
Q.	Why is my vote important?
A.	Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Worldwide DollarVest. For purposes of any vote at a Meeting that requires the approval of the outstanding shares of a Fund’s common stock, a quorum consists of a majority of the shares of common stock entitled to vote at that Meeting either in person or by proxy. The Board of Directors of Worldwide DollarVest urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.
Q.	How can I vote?
A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, please take advantage of these voting options. If you wish to vote via the internet, please note that you may do so only until 4:00 p.m. on August 22, 2000. After that time, you must use one of the other voting options. You may also vote in person at the Stockholders’ Meeting. If you submitted a proxy by mail, by telephone or on the internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the internet.
Q.	Has Worldwide DollarVest retained a proxy solicitation firm?
A.	Yes, Worldwide DollarVest has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While Worldwide DollarVest expects most proxies to be returned by mail, Worldwide DollarVest may also solicit proxies by telephone, fax, telegraph or personal interview.
Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?
A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at a Stockholders’ Meeting for the necessary quorums or the necessary quorums are present but there are not sufficient votes to act on the proposals by the time of the Stockholders’ Meeting on August 23, 2000, such Stockholders’ Meeting may be adjourned to permit further solicitation of proxy votes.
Q.	What is the Board’s recommendation?
A.	The Board of Directors of Worldwide DollarVest believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.